As filed with the Securities and Exchange Commission on July 28, 1998
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

--------------------------------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VISTA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                                              22-2870972
(State or other jurisdiction of                              (I.R.S. Employer
incorporation of organization)                               Identification No.)

                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      ---------------------------------------------------------------------

                Vista Bancorp, Inc. 1998 Stock Compensation Plan
                            (Full title of the Plan)

      ---------------------------------------------------------------------

             BARBARA HARDING, PRESIDENT and CHIEF EXECUTIVE OFFICER
                               VISTA BANCORP, INC.
                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)

      --------------------------------------------------------------------

                                 With a Copy To:
                             JOHN B. LAMPI, ESQUIRE
                         SAUL, EWING, REMICK & SAUL LLP
                          Penn National Insurance Tower
                        2 North Second Street, 7th Floor
                         Harrisburg, Pennsylvania 17101
                            Telephone: (717) 257-7553

                   ------------------------------------------

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum           Proposed maximum
 Title of securities to be          Amount to be        offering price per share      aggregate offering      Amount of registration
        registered                  registered                  (1)                       price (1)                  fee (1)
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value         100,000 shares               $21.69                   $2,169,000               $639.86
      $.50 per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) and based upon the average of the high and low prices reported on The NASDAQ Stock Market of the Registrant's common stock as of July 23, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                      Index to Exhibits Found on Pages R-13

PROSPECTUS


                                 100,000 Shares

                               VISTA BANCORP, INC.
                       305 Roseberry Street, P.O. Box 5360
                         Phillipsburg, New Jersey 08865

       ------------------------------------------------------------------


                               VISTA BANCORP, INC.
                          1998 STOCK COMPENSATION PLAN

       ------------------------------------------------------------------

                          Common Stock, Par Value $.50
                                    Per Share
       ------------------------------------------------------------------




     This Prospectus relates to 100,000 shares of Common Stock, par value $.50 per share ("Common Stock"), of Vista Bancorp, Inc. ("Vista"), issuable pursuant to options that may be granted to employees of Vista and its subsidiaries under Vista's 1998 Stock Compensation Plan (the "1998 Plan").



                  ---------------------------------------------



             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR
                HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

               THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
                 OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE
                 FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC")
                        OR ANY OTHER GOVERNMENTAL AGENCY.


                  ---------------------------------------------






                  The date of this Prospectus is July 28, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VISTA. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION ......................................................  1

VISTA ......................................................................  2

1998 PLAN INFORMATION ......................................................  2

     GENERAL INFORMATION ...................................................  2

     SECURITIES TO BE OFFERED ..............................................  3

     PERSONS WHO MAY PARTICIPATE IN THE 1998 PLAN ..........................  3

     PURCHASE OF SECURITIES PURSUANT TO THE 1998 PLAN AND
         PAYMENT FOR SECURITIES OFFERED ....................................  3

     RESALE RESTRICTIONS ...................................................  4

     TAX EFFECTS OF PARTICIPATION IN THE 1998 PLAN .........................  4

     WITHDRAWAL FROM THE 1998 PLAN; ASSIGNMENT OF INTEREST .................  5

     VISTA INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION ................  6

LEGAL OPINION ..............................................................  7

                              AVAILABLE INFORMATION

     Vista is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the SEC's Internet address at http://www.sec.gov. The Common Stock is authorized for quotation on the Nasdaq National Market and, accordingly, such materials and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Vista has filed with the SEC under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Securities Act"), a Registration Statement on Form S-8 (No. 333-______) (including all amendments and exhibits thereto, the "Registration Statement") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The
Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     Vista will furnish to its shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                                      VISTA

     Vista is a New Jersey business corporation, incorporated on March 15, 1988, and is a bank holding company, registered with and supervised by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). Vista has two
(2) wholly-owned subsidiary banks, The Phillipsburg National Bank and Trust Company ("Phillipsburg National Bank") and Twin Rivers Community Bank ("Twin Rivers"). These two banks are hereinafter collectively referred to as the "Bank Subsidiaries." The deposits of the Bank Subsidiaries are generally insured by the Federal Deposit Insurance Corporation ("FDIC") under the Bank Insurance Fund ("BIF"), although Phillipsburg National Bank has acquired some so-called "Oakar" deposits which are insured under the Savings Association Insurance Fund ("SAIF").

     Vista provides a full range of retail and commercial banking services for consumers and small to medium size businesses. Lending is concentrated in commercial, consumer and real estate loans to local borrowers. Vista's lending and investing activities are funded principally by deposits gathered through its retail branch office network. Vista's retail approach is that of a community bank -- development of long-term customer relationships, personalized service, convenient locations, free checking for customers maintaining certain minimum balances and convenient hours of operation.

     Vista's growth strategy is centered on the further development of its community-based retail banking network along the Interstate 78 corridor in the counties of Warren and Hunterdon in New Jersey and in the counties of Northampton and Lehigh in Pennsylvania, with the extension of its market to the East in New Jersey and to the West in Pennsylvania. This retail approach to banking has resulted in the growth of demand and savings deposits due to convenience and service. The objective of this strategy is to take advantage of the expected long-term economic growth along the Interstate 78 corridor in New Jersey and Pennsylvania.

     Vista's and Phillipsburg National Bank's principal executive offices are currently located at 305 Roseberry Street, Post Office Box 5360, Phillipsburg, New Jersey 08865. Phillipsburg National Bank's main office is located at 115 South Main Street, Phillipsburg, New Jersey 08865. Vista has an operations center located at 291 Pickford Avenue, Phillipsburg, New Jersey 08865. Phillipsburg National Bank has, in addition, an administrative and consumer loan center located at 305 Roseberry Street, Post Office Box 5360, Phillipsburg, New Jersey and nine (9) branch offices located throughout Warren and Hunterdon Counties, New Jersey. Twin Rivers' main office is located at 2925 William Penn Highway, Easton, Pennsylvania 18045, and has three (3) branch offices located in the Easton and Bethlehem areas of Pennsylvania.

     As of March 31, 1998, Vista had forty-five (45) full-time and one (1) part-time employees. These employees are in the following areas: corporate security/disaster recovery, compliance, accounting, audit, loan review, data processing and bookkeeping. The Bank Subsidiaries reimburse Vista for the respective services performed by these employees. Vista does not own real property. However, Vista does pay the rent for the premises in which the operations center is located. The operations center is the location where most of Vista's employees work. Vista is not a party to any collective bargaining agreement.


                              1998 PLAN INFORMATION

     A brief description of the 1998 Plan follows. The description contained in this Prospectus is not complete and is qualified in its entirety by the actual terms of the 1998 Plan which is attached as an exhibit to the Registration Statement, and any amendments or interpretations thereof, to which reference is made.

General Information

     The Vista Bancorp, Inc. 1998 Stock Compensation Plan is intended to enable Vista and any subsidiary of Vista to attract and retain capable officers and key employees, and to provide them with incentives to promote the best interests of Vista and its subsidiaries through the grant of Incentive Stock Options and Nonqualified Stock Options (collectively, the "Options") to acquire Vista shares of Common Stock.

     No Option may be granted under the 1998 Plan after February 19, 2008. The 1998 Plan may be suspended, discontinued or amended from time to time by the Vista Board of Directors without shareholder approval, provided that approval by the affirmative vote of the holders of a majority of all shares of Common Stock present in person or by proxy and entitled to vote at a duly called shareholders' meeting shall be required to amend the 1998 Plan to materially increase the benefits accruing to participants under the 1998 Plan; increase the number of shares available for issuance under the 1998 Plan (other than as a result of adjustments made upon stock dividends, stock splits and other changes in the capitalization of Vista); modify the requirements as to eligibility for participation in the 1998 Plan; or increase the cost of the 1998 Plan to Vista. No amendment or discontinuation of the 1998 Plan may materially impair the rights of any holder of an outstanding Option without the consent of the holder of such Option.

     The 1998 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     The 1998 Plan is administered by the Compensation Committee of the Vista Board of Directors. This committee consists of all non-employee members of the Vista Board of Directors. This committee has authority to determine the persons to whom Options will be granted, the number of shares of Common Stock covered by such Options and, subject to the terms of the 1998 Plan, the terms and conditions thereof. This committee holds meetings at such times and places as it may determine. A majority vote of this committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the committee, are valid acts of this committee.

     The interpretation and construction by the Compensation Committee of any provisions of the 1998 Plan or any Options granted under the 1998 Plan are final. No member of the Vista Board of Directors sitting on the Compensation Committee will be liable for any action or determination made in good faith with respect to the 1998 Plan or any option granted under it.

     For additional information relating to the 1998 Plan, please contact:

        Jill A. Pursell, Assistant Vice President and Corporate Secretary
                               Vista Bancorp, Inc.
                       305 Roseberry Street, P.O. Box 5360
                       Phillipsburg, New Jersey 08865-5360
                            Telephone: (908) 859-9559


Securities To Be Offered

     100,000 shares of the Common Stock, par value $0.50 per share, have been allocated to the 1998 Plan for issuance by Vista at the exercise of the Options granted under the 1998 Plan.

Persons Who May Participate In The 1998 Plan

     All officers and full-time employees of Vista and its subsidiaries are eligible to receive Options under the 1998 Plan.

Purchase Of Securities Pursuant To The 1998 Plan And Payment For Securities Offered

     The option price for each share of Common Stock covered by an Option granted under the 1998 Plan shall be fixed by the Compensation Committee, but shall not be less than the fair market value of a share of Common Stock on the date such option is granted. If available, the fair market value of a share of Common Stock on a day shall be the mean between the closing bid and the closing asked price of a share of stock as reported by the NASDAQ National Market or such other entity as the Compensation Committee may select from time to time. If no such bid and asked price is available, then the fair market value shall be the mean between the highest and lowest selling prices quoted by such entity as the Compensation Committee may select or, if no such prices are available, fair market value shall be determined using such other method as permitted under the Internal Revenue Code and adopted by the Compensation Committee from time to time.

     No Option may be granted under the 1998 Plan after February 19, 2008. Options shall be exercisable in such installments and on such dates as the Compensation Committee may specify, and no Option may have a term in excess of ten years from the date of grant. An Option generally may only be exercised while the optionee remains an employee of Vista or any subsidiary thereof, but may be exercised up to three months after a termination of employment due to retirement or termination by Vista without cause, or up to one year following a termination of employment due to the death or disability of the optionee.

     In the case of an Incentive Stock Option granted to an individual owning more than 10% of the total combined voting power of all shares of Common Stock of Vista or any subsidiary thereof at the time of grant, the option price shall be no less than 110% of the fair market value of the shares covered by the Incentive Stock Option on the date of grant, and the term of the Incentive Stock Option shall not exceed five years from the date of grant. The aggregate fair market value, determined as of the time of grant, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Any Options granted to an optionee in excess of the foregoing limitation shall be Nonqualified Stock Options.

Resale Restrictions

     During an optionee's lifetime, an Option may only be exercised by the optionee, or in the event of the optionee's legal disability, by his or her legal representatives. No Option granted under the Plan may be transferred except by will or by the laws of descent and distribution.

     The Compensation Committee has discretion to impose additional conditions on the exercise of Options and may restrict the transfer of shares purchased upon the exercise of Options. In the event of a change in control of Vista, as defined in the Plan, all outstanding Options will become 100% vested, and the Compensation Committee shall have discretion to provide an accelerated termination date for Options granted under the Plan. In the event of such an accelerated terminate date, each optionee will be entitled to receive an amount equal to the excess of the fair market value of the shares covered by such optionee's Options over the Option price of such Options. Such amount will be in payable in cash, in property payable in the change in control transaction, or a combination thereof, as determined by the Compensation Committee.

     For a discussion on the required holding periods to determine federal income tax rates, see the caption below entitled "Tax Effects Of Participation In The 1998 Plan."

Tax Effects Of Participation In The 1998 Plan

     Incentive Stock Options

     There is no immediate federal income tax consequence to either the optionee or Vista upon the grant of an Incentive Stock Option. The optionee will not have to recognize any income upon the exercise of an Incentive Stock Option, and Vista will not be allowed any deduction, as long as the optionee does not dispose of the shares so acquired (the "Option Shares") within two years from the date the Incentive Stock Option was granted or within one year from the date the Option Shares were transferred to the optionee (the "Holding Period Requirement"). Upon a sale of the Option Shares after meeting the Holding Period Requirement, the optionee will recognize a capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such Option Shares, but no deduction will be allowed to Vista. Any capital gain recognized by an optionee from a sale of Option Shares will be taxed at a maximum rate of 20% if the Option Shares were held for more than 18 months, or a maximum rate of 28%, if the Option Shares were held for at least one year, but not more than 18 months.

     If an optionee disposes of Option shares before the Holding Period Requirement is satisfied, the optionee will recognize ordinary income in the year of disposition, and Vista will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the Option Shares on the date of exercise over the option price of the Option Shares or (b) the excess of the amount realized from such disposition over the option price of the Option Shares. Where Option Shares are sold before the Holding Period Requirement is satisfied, the optionee will also recognize a short-term capital gain to the extent that the amount realized from the disposition of the Option Shares exceeded the fair market value of the Option Shares on the date of exercise.

     An optionee may, under certain circumstances, be permitted to pay all or a portion of the option price of an Incentive Stock Option by delivering Common Stock of Vista. If the Common Stock delivered by an optionee as payment of the Option price was acquired through a prior exercise of an Incentive Stock Option or an Option granted under an employee stock purchase plan, and if the holding period requirements applicable to such Common Stock have not yet been met, the delivery of such Common Stock to Vista could be treated as a taxable sale or disposition of such stock. In general, where an optionee pays the Option price of an Incentive Stock Option by delivering Common Stock of Vista, the optionee will have a zero tax basis in the Option Shares received that are in excess of the number of shares of Common Stock delivered in payment of the option price. Optionees should consult their personal tax advisors before using Common Stock of Vista to pay all or a portion of the Option price of an Option granted under the Plan.

     For alternative minimum tax purposes, regardless of whether the optionee satisfies the Holding Period Requirement, the excess of the fair market value of the Option Shares on the exercise date over the Option price will be treated as a positive adjustment to the optionee's alternative minimum taxable income for the year the Incentive Stock Option is exercised. If the Option Shares are disposed of in the year the Incentive Stock Option was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an Incentive Stock Option may thus result in liability for alternative minimum tax.

     Nonqualified Stock Options

     There is no federal income tax consequence to either the optionee or Vista upon the grant of a Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Option Shares so purchased on the date of exercise over the Option price, and Vista will be entitled to a federal income tax deduction of the same amount. An optionee's tax basis in Option Shares acquired upon exercise of a Nonqualified Stock Option will equal the fair market value of such Option Shares on the date of exercise, and any subsequent gain or loss from the sale of such Option Shares will be a short-term, mid-term or long-term capital gain or loss, depending upon the holding period of such Option Shares.

     If an optionee pays the Option price of a Nonqualified Stock Option by surrendering shares of Common Stock of Vista held by the optionee then, to the extent the Option Shares received upon exercise of the Option do not exceed the number of shares delivered, the optionee will be treated as making a tax-free exchange of stock and the new Option Shares received will have the same tax basis and holding period as the shares given up. In such case, the optionee will recognize ordinary compensation income in an amount equal to the fair market value of the Option Shares received in excess of the shares delivered in payment of the option price. The basis of such additional Option Shares will equal their fair market value on the date the Option was exercised.

Withdrawal From The 1998 Plan; Assignment Of Interest

     Termination of Optionee's Employment

     If an optionee's employment with Vista or any of its subsidiaries is terminated for any reason, without "Cause," other than by reason of death, disability, or retirement (as described below) prior to the expiration of the original term of his or her Option ("Expiration Date") such Option shall terminate three months after such termination of employment. An optionee's employment relationship shall be considered as continuing intact while the optionee is on military leave, sick leave, bona fide leave of absence in accordance with general corporate policies, federal or state family leave, or other leave if the period of such leave does not exceed three months, unless the optionee's right to reemployment with Vista or any of its subsidiaries, is guaranteed either by statute or contract. In the event of any termination for "Cause," any and all Options that have not yet become exercisable shall immediately terminate, except as required otherwise under any state statutes.

     Death of Optionee

     If an optionee's employment is terminated by reason of his death prior to the Expiration Date of his Option, or if an optionee whose employment is terminated as a result of retirement or disability (as described below) shall die following the optionee's termination of employment but prior to the Expiration Date of any Option or expiration of the period determined under disability or retirement, if earlier, such Option may be exercised by the optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, to the extent of the number of shares with respect to which the optionee could have exercised it on the date of the optionee's death, or to any greater extent permitted by the Compensation Committee, at any time prior to the earlier of: (i) one year following the date of the optionee's death; or (ii) the Expiration Date of such Option (which, in the case of death following a termination of employment pursuant to disability or retirement, shall be deemed to mean the expiration of the exercise period determined thereunder.)

     Disability of Optionee

     If an optionee shall become disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) during the optionee's employment with Vista or any of its subsidiaries, and the optionee's employment with Vista or any of its subsidiaries is terminated as a consequence of such disability prior to the Expiration Date of his or her Option, any Option may be exercised by the optionee, to the extent of the number of shares with respect to which the optionee could have exercised under the Option on the date of such termination of employment, or to any greater extent permitted by the Compensation Committee, at any time prior to the earlier of: (i) one year following the date of the optionee's termination of employment; or (ii) the Expiration Date of such Option. In the event of the optionee's legal disability, such Option may be so exercised by the optionee's legal representative.

     Retirement of Optionee

     If an optionee retires in accordance with the retirement policy of Vista or any of its subsidiaries, or otherwise retires with the express consent of the Compensation Committee after age 55, and the optionee's employment with Vista or any of its subsidiaries is terminated as a consequence of such retirement prior to the Expiration Date of the optionee's Option, such Option may be exercised by the optionee, to the extent of the number of shares with respect to which the optionee could have exercised it on the date of the optionee's retirement, or to any greater extent permitted by the Compensation Committee, at any time prior to the earlier of: (i) three months after the date of retirement; or (ii) the Expiration Date of such Option.

     Transferability

     No Option shall be assignable or transferable by an optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee, the Option shall be exercisable only by the optionee, or in the event of the optionee's legal disability, by his legal representatives.

Vista Information And Employee Plan Annual Information

     Vista hereby incorporates by reference in this Prospectus the documents listed below and hereby further states that all such documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part thereof from the date of filing of such documents:

     (a) Vista's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the 1933 Act which contains audited financial statements for Vista's latest fiscal year for which such statements have been filed or Vista's effective registration statement on Form 10.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person to whom a copy of this Prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such document, unless such exhibits are specifically incorporated by reference herein. Requests should be directed to:

        Jill A. Pursell, Assistant Vice President and Corporate Secretary
                               Vista Bancorp, Inc.
                       305 Roseberry Street, P.O. Box 5360
                       Phillipsburg, New Jersey 08865-5360
                            Telephone: (908) 859-9559


                                  LEGAL OPINION

     The validity of the Common Stock offered, pursuant to the terms of the 1998 Plan, will be passed upon for Vista by Saul, Ewing, Remick & Saul LLP, Penn National Insurance Tower, 2 North Second Street, 7th Floor, Harrisburg, Pennsylvania 17101.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference in this registration statement the documents listed below and hereby further states that all such documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

     (a) The Registrant's latest annual report filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the 1933 Act which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or the Registrant's effective registration statement on Form 10.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.


Item 4.  DESCRIPTION OF SECURITIES

     A. DESCRIPTION OF COMMON STOCK

     The Registrant is authorized to issue 10,000,000 shares of Common Stock, par value $0.50 per share, of which approximately 4,186,680 shares are issued;
7,302 are held as treasury shares; and 4,179,378 shares are outstanding as of March 31, 1998. The remaining 5,813,320 authorized but unissued shares of Common Stock may be issued by the Board of Directors without further shareholder approval, subject to preemptive rights of shareholders. The Registrant's shareholders are entitled to one vote per share on all matters presented to them and have cumulative voting rights in the election of directors.

     Cumulative voting rights with respect to the election of directors means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected and to cast the whole number of such votes for one candidate or distribute them among two or more candidates.

     A shareholder has a preemptive right to subscribe for securities, option rights or securities having option rights, issued for cash by the Registrant. Securities (or any option rights or securities having conversion or option rights with respect to such securities) that have been offered to shareholders at a price and upon terms fixed and that have not been subscribed for by them within the time fixed by the Board of Directors, may be thereafter offered for a period not to exceed one year after the expiration of such time period to any person or persons at a price and upon terms not more favorable than those at which the shares were first offered to the shareholders of the Registrant.

     The Common Stock has no redemption or repurchase provisions. The Shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation.

     In some jurisdictions, shares of Common Stock of a general business corporation, such as the Registrant, may be treated differently from shares of stock of a bank and trust company, and therefore, may be subject to personal property taxation.

     B. ANTI-TAKEOVER PROVISIONS

     The Amended Certificate of Incorporation and by-laws of the Registrant contain certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Registrant by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

     One of these provisions is the authorization of 10,000,000 shares of Common Stock. These additional common shares were authorized for the purpose of providing the Board of Directors of the Registrant with as much flexibility as possible in issuing additional shares for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, employee incentive plans, and other similar purposes. However, these additional shares may also be used by the Board of Directors (if consistent with its fiduciary responsibilities) to deter future attempts to gain control over the Registrant. Shareholders of the Registrant will have preemptive rights with respect to the purchase of these shares.

     Provision for a staggered Board of Directors has been included in the Registrant's Amended Certificate of Incorporation. The Board believes that a classified Board will help to assure continuity and stability of corporate leadership and policy, although there has not been any problem with continuity on the Board of Directors. In addition, the Board believes that a classified Board helps to moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. Since this extension of time also tends to discourage a tender offer or takeover bid, and to make it more difficult for a majority of shareholders to change the composition of the Board of Directors even though this may be considered desirable for them, this provision may also be deemed to be "anti-takeover" in nature.

     Article 9 of the Registrant's Amended Certificate of Incorporation enables the Board to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as: the impact the acquisition of the Registrant would have on the community; the effect of the acquisition upon shareholders, employees, depositors and customers, and the reputation and business practices of the tender offeror. This provision was included in the Registrant's Amended Certificate of Incorporation to permit the Board of Directors to recognize its responsibilities to these constituent groups and to the Registrant, the Bank Subsidiaries and the communities which they serve.

     Another provision of the Registrant's Amended Certificate of Incorporation provides that any merger, consolidation, sale of assets or similar transaction requires the affirmative vote of: (1) the holders of 75% of the Registrant's outstanding stock, or (ii) the holders of 66 2/3% of the Registrant's outstanding stock, provided that such transaction has received the prior approval of 80% of the entire Board of Directors. The New Jersey Business Corporation Act (the "Act") provides that, unless otherwise prescribed in the corporation's certificate of incorporation, such transactions require the approval of a majority of the outstanding shares. Without this greater voting requirement, the Registrant believes that the shareholders would be inadequately protected from the potential abuses of unsolicited takeover attempts.

     Article 10 of the Registrant's Amended Certificate of Incorporation, also regarding business combinations, includes a "fair price" provision. Under this provision no merger, consolidation, or liquidation of the Registrant would be valid unless all shareholders receive the same price for their stock. The Board of Directors has observed that it has become a relatively common practice in corporate takeovers to pay cash to acquire a controlling equity interest and then to pay the remaining shareholders a price for their shares which is lower than the price paid to acquire control or is a less desirable form of consideration, as the case may be. This provision is designed to protect minority shareholders from a purchaser who uses a two-tiered pricing tactic in an attempt to take control of the Registrant. The provision is not designed to prevent or discourage tender offers for the Registrant in which all shareholders receive substantially the same price for their shares.

     The Act provides that the certificate of incorporation of a New Jersey corporation (such as the Registrant) may be amended by the affirmative vote of a majority of the outstanding voting stock of such corporation, except as otherwise provided by such corporation's certificate of incorporation. The Registrant's Amended Certificate of Incorporation, however, provides that certain provisions designed to protect the Registrant from an unfriendly takeover attempt can only be amended by an affirmative vote of holders of at least 75% of the outstanding voting stock of the Registrant unless approved by the affirmative vote of 80% of the entire Board of Directors, in which case approval by only 66 2/3% of the outstanding voting stock is required. On other matters, the Amended Certificate of Incorporation of the Registrant can be amended by an affirmative vote of the holders of a majority of outstanding voting stock. The Registrant believes that this procedural provision is essential to preserve the substantive provisions of the Registrant's Amended Certificate of Incorporation.

     Finally, the by-laws provide that nominations of candidates for election as directors of the Registrant, other than those made by Board of Directors, must be made in writing and delivered or mailed to the Secretary of the Registrant not less than fifteen (15) days prior to any shareholders' meeting called for the election of directors. The notification must contain certain information known to the nominating shareholder. The Board believes that this provision avoids surprise nominations and ensures that there is adequate time for the Registrant to be informed of the backgrounds and qualifications of candidates for election as directors. However, this by-law provision could be viewed as "anti-takeover" in nature since it may make it more difficult for shareholders to nominate candidates and may give an advantage to incumbent directors' nominees.

     The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests insofar as the offer might include a premium over the market price of the common stock at that time. In addition, these provisions may have the effect of assisting the Registrant's current management in retaining its position and place it in a better position to resist changes which some shareholders may deem desirable if dissatisfied with the conduct of the Registrant's business.

     The Board of Directors has no plans to adopt any other "anti-takeover" provisions and believes that it has no other protection against takeover attempts other than the approval of the regulatory authorities that would be required for an outside party to gain control of the Registrant.

     C. DIVIDEND RESTRICTIONS

     Under the Act, Vista may not pay a dividend, if, after giving effect thereto, either (a) Vista would be unable to pay its debts as they become due in the usual course of business or (b) Vista's total assets would be less than its total liabilities. The determination of total assets and liabilities may be based upon: (i) financial statements prepared on the basis of generally accepted accounting principles; (ii) financial statements that are prepared on the basis of other accounting practices and principles that are reasonable under the circumstances; or (iii) a fair valuation or other method that is reasonable under the circumstances.

     Phillipsburg National Bank is subject to the rules governing the payment of dividends promulgated by the Office of the Comptroller of the Currency (the "OCC"). Phillipsburg National Bank may not pay dividends from capital (unimpaired common and preferred stock outstanding) but only from retained earnings after deducting losses and bad debts therefrom. "Bad debts" are defined as matured obligations in which interest is past due and unpaid for ninety (90) days, but do not include well-secured obligations that are in the process of collection.

     Phillipsburg National Bank may not pay any dividends on its capital stock during the period in which it may be in default in the payment of its assessment for deposit insurance premium due to the FDIC, nor may it pay dividends on its capital common stock until any cumulative dividends on Phillipsburg National
Bank's preferred stock (if any) have been paid in full. Phillipsburg National Bank has never been in default in the payments of its assessments to the FDIC; and, moreover, Phillipsburg National bank has no outstanding preferred stock. In addition, under the Federal Deposit Insurance Act (912 U.S.C. ss.1818), dividends cannot be declared and paid if the OCC obtains a cease and desist order because such payment would constitute an unsafe and unsound banking practice. Phillipsburg National Bank's unrestricted retained earnings and net income available that could be paid as a dividend to Vista under the current OCC rules were $6.9 million as of December 31, 1997.

     Similar to Phillipsburg National Bank, the dividends of Twin Rivers are also subject to certain regulatory considerations and the discretion of its Board of Directors and will depend upon a number of factors, including operating results, financial conditions and general business conditions. Vista is entitled to receive dividends, as and when declared by the Board of Directors of Twin Rivers, out of funds legally available therefor, subject to the restrictions set forth in the Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and the Federal Deposit Insurance Act.

     The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of Twin Rivers is less than the amount of its capital, Twin Rivers shall, until surplus is equal to such amount, transfer to surplus an amount which is at least 10% of the net earnings of Twin Rivers for the period since the end of the last fiscal year or for any shorter period since the declaration of a dividend. If the surplus of Twin Rivers is less than 50% of the amount of capital, no dividend may be declared or paid without the prior approval of the Pennsylvania Department of Banking until such surplus is equal to 50% of Twin Rivers' capital.

     As of December 31, 1997, there was $1.3 million accumulated net earnings available at Twin Rivers that could be paid as a dividend to Vista under current Pennsylvania law.

     The Federal Deposit Insurance Act generally prohibits all payments of dividends by any bank which is in default on any assessment for deposit insurance premium to the FDIC.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5(2) of the Act (relating to indemnification in connection with third party actions) provides that the Registrant has the power to indemnify any person who is or was a director, officer, employee or agent of the Registrant and any person who is or was a director, officer, employee or agent of any domestic or foreign corporation, partnership, joint venture, sole proprietorship trust or other enterprise whether or not for profit and who is serving at the request of the Registrant or the legal representative of any such director, officer, trustee, employee or agent (the "Corporate Agent") against his expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of his being or having been such a Corporate Agent, other than a proceeding by or in the right of the Registrant, if

     (a) such Corporate Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

     (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth above.


     Under Section 14A:3-5(3) of the Act (relating to indemnification in connection with derivative actions), the Registrant has the power to indemnify a Corporate Agent against his expenses in connection with any proceeding by or in the right of the Registrant to procure a judgment in its favor which involves the Corporate Agent by reason of his being or having been such Corporate Agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     Section 14A:3-5(4) of the Act (relating to mandatory indemnification) states that the Registrant shall indemnify a Corporate Agent against expenses to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) (relating to indemnification in connection with third party actions) and 14A:3-5(3) (relating to indemnification in connection with derivative actions) or in defense of any claim, issue or matter therein.

     Furthermore, under Section 14A:3-5(5) of the Act (relating to procedure for effecting indemnification), any indemnification under subsection 14A:3-5(2) (relating to indemnification in connection with third party actions) and, unless ordered by a court, under subsection 14A:3-5(3) (relating to indemnification in connection with derivative actions) may be made by the Registrant only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) (relating to indemnification in connection with third party actions) or subsection 14A:3-5(3) (relating to indemnification in connection with derivative actions). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made:

     (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

     (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

     (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.


     Section 14A:3-5(6) of the Act (relating to advancing expenses) states that expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Registrant in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount if it shall ultimately be determined that such Corporate Agent is not entitled to be indemnified as provided by the Act.

     Section  14A:3-5(7)  of the  Act  provides  that  if the  Registrant,  upon application of a Corporate Agent, has failed or refused to provide indemnification as required under subsection 14A:3-5(4) (relating to mandatory indemnification) or permitted under subsections 14A:3-5(2) (relating to indemnification in connection with third party actions), 14A:3-5(3) (relating to indemnification in connection with derivative actions) and 14A:3-5(6) (relating to advancing expenses), a Corporate Agent may apply to a court for an award of indemnification by the Registrant, and such court:

     (a) may award indemnification to the extent authorized under subsections 14A:3-5(2) (relating to indemnification in connection with third party actions) and 14A:3-5(3) (relating to indemnification in connection with derivative actions) and shall award indemnification to the extent required under subsection 14A:3-5(4) (relating to mandatory indemnification), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5) (relating to the procedure to effect indemnification); and

     (b) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6) (relating to advancing expenses), if the court shall find that the Corporate Agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.


     Application for such indemnification may be made:

     (a) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

     (b) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.


     Section 14A:3-5(7) of the Act further stipulates that the application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the Registrant. The court may also direct that notice shall be given at the expense of the Registrant to the shareholders and other such persons as it may designate in such manner as it may require.

     Finally, Section 14A:3-5(8) of the Act states that the indemnification and advancement of expenses provided by or granted pursuant to the Act shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Registrant, to which a Corporate Agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a Corporate Agent, if a judgment or other final adjudication adverse to the Corporate Agent establishes that his acts or omissions were:

     (a)  in  breach  of  his  duty  of  loyalty  to  the   Registrant   or  its
          shareholders,

     (b)  not in good faith or involved a knowing violation of law, or

     (c) resulted in receipt by the Corporate Agent of an improper personal benefit.


     Section 14A:3-5(9) of the Act (relating to the power to purchase insurance) specifies that the Registrant shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a Corporate Agent, whether or not the Registrant would have the power to indemnify him against such expenses and liabilities under the provisions of the Act. The Registrant may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Registrant whether or not such insurer does business with other insureds.

     Section 14A:3-5(10) of the Act states that the powers granted by the Act may be exercised by the Registrant, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers. However, except as required by subsection 14A:3-5(4) (relating to mandatory indemnification), no indemnification shall be made or expenses advanced by the Registrant, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the Registrant or the rights of indemnification to which a Corporate Agent may be entitled.

     The Act however, does not limit the Registrant's power to pay or reimburse expenses incurred by a Corporate Agent in connection with the Corporate Agent's appearance as a witness in a proceeding at a time when the Corporate Agent has not been made a party to the proceeding.

     In  addition,  section  14A:6-1  of  the  Act  (relating  to the  Board  of
Directors) declares that unless otherwise provided by statute or in a corporation's certificate of incorporation, the business and affairs of the Registrant shall be managed by or under the direction of its board. Furthermore, in discharging his duties to the Registrant and in determining what he reasonably believes to be in the best interest of the Registrant, a director may, in addition to considering the effects of any action on shareholders, consider any of the following:

     (a) the effects of the action on the Registrant's employees, suppliers, creditors and customers;

     (b) the effects of the action on the community in which the Registrant operates; and

     (c) the long term as well as the short-term interests of the Registrant and its shareholders, including the possibility that these interests may best be served by the continued independence of the Registrant.


     Section 14A:6-1 of the Act also states that if on the basis of the factors above, the board of directors determines that any proposal or offer to acquire the Registrant is not in the best interest of the Registrant, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

     Section 14A:6-14 of the Act (relating to liability of directors; reliance on records and reports) states that directors and members of any committee designated by the board shall discharge their duties in good faith and with that degree of diligence, care and skill which ordinarily prudent people would exercise under similar circumstances in like positions.

     In discharging their duties, directors and members of any committee designated by the board shall not be liable if, acting in good faith, they rely

     (a)  upon the opinion of counsel for the corporation;

     (b) upon written reports setting forth financial data concerning the Registrant and prepared by an independent public accountant or certified public accountant or firm of such accountants;

     (c) upon financial statements, books of account or reports of the Registrant represented to them to be correct by the president, the officer of the Registrant having charge of its books of account, or the person presiding at a meeting of the board; or

     (d)  upon written reports of committees of the board.


     Article V of the Registrant's by-laws provides that the Registrant shall indemnify, to the full extent authorized by law, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Registrant or served or serves any other enterprise at the request of the Registrant.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8. EXHIBITS

     The Vista Bancorp, Inc. 1998 Stock Compensation Plan is not subject to the requirements of the Employee Retirement Insurance Security Act of 1974.

 Exhibit Number Referred to
in Item 601 of Regulation S-K         Description of Exhibit
-----------------------------         ----------------------

           4                    Vista Bancorp, Inc. 1998 Stock
                                Compensation Plan.
           5                    Opinion   of   Saul,   Ewing,
                                Remick  & Saul  LLP,  Special
                                Counsel to the Registrant, as
                                to the legality of the shares
                                of  the  Registrant's   stock
                                being registered.
           15                   Not Applicable.
           23                   Consent of Saul, Ewing, Remick & Saul LLP,
                                Special Counsel to the Registrant.
           24                   Power of Attorney given by the Officers and
                                Directors of the Registrant.
           99                   Not applicable.


Item 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phillipsburg, State of New Jersey, on June 19, 1998.


                                        VISTA BANCORP, INC.



                                        By: /s/ Barbara Harding
                                            ------------------------------------
                                            Barbara Harding, President and
                                            Chief Executive Officer



     The 1998 Plan: Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phillipsburg, State of New Jersey, on June 19, 1998.

                                        VISTA BANCORP, INC.
                                            1998 STOCK COMPENSATION PLAN


                                        By: /s/ Harold J. Curry, Chairperson
                                            ------------------------------------
                                            Harold J. Curry, Chairperson


                                        By: /s/ Richard A. Cline
                                            ------------------------------------
                                            Richard A. Cline


                                        By: /s/ Dale F. Falcinelli
                                            ------------------------------------
                                            Dale F. Falcinelli


                                        By: /s/ James T. Finegan, Jr.
                                            ------------------------------------
                                            James T. Finegan, Jr.


                                        By: /s/ Barry L. Hajdu
                                            ------------------------------------
                                            Barry L. Hajdu


                                        By: /s/ Mark A. Reda
                                            ------------------------------------
                                            Mark A. Reda


                                        By: /s/ J. Marshall Wolff
                                            ------------------------------------
                                            J. Marshall Wolff

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara Harding and William F. Keefe, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Vista Bancorp, Inc., as the case may be), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their, his, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                           Date
---------                            -----                           ----

/s/ Richard A. Cline                Director                      June 19, 1998
-------------------------
Richard A. Cline


/s/ Harold J. Curry                 Director                      June 19, 1998
-------------------------
Harold J. Curry


/s/ Dale F. Falcinelli              Director                      June 19, 1998
-------------------------
Dale F. Falcinelli


/s/ James T. Finegan, Jr.           Director                      June 19, 1998
-------------------------
James T. Finegan, Jr.


/s/ Barry L. Hajdu                  Director                      June 19, 1998
-------------------------
Barry L. Hajdu


/s/ Barbara Harding          President and Director               June 19, 1998
-------------------------   (Chief Executive Officer)
Barbara Harding


/s/ David L. Hensley        Executive Vice President              June 19, 1998
-------------------------         and Director
David L. Hensley


/s/ William F. Keefe        Executive Vice President and          June 19, 1998
------------------------       Chief Financial Officer
William F. Keefe                (Chief Financial and
                                 Accounting Officer)

/s/ Mark A. Reda                    Director                      June 19, 1998
-------------------------
Mark A. Reda


/s/ Marc S. Winkler         Executive Vice President              June 19, 1998
-------------------------         and Director
Marc S. Winkler


/s/ J. Marshall Wolff               Director                      June 19, 1998
-------------------------
J. Marshall Wolff

                                INDEX TO EXHIBITS


Item Number   Description                                                   Page
-----------   -----------                                                   ----

     4        Vista Bancorp, Inc. 1998 Stock Compensation Plan.............  S-1

     5        Opinion of Saul, Ewing, Remick & Saul LLP, Special Counsel
              to the Registrant, as to the legality of the shares
              of the Registrant's  common stock being registered ..........  S-9

    23        Consent of Saul, Ewing, Remick & Saul LLP, Special
              Counsel to Registrant, as set forth in Exhibit 5............. S-11

    24        Power of Attorney Given by the Officers and Directors
              of the Registrant, as set forth on Page R-11................. S-12